EXHIBIT 32.1

DIGITAL ALLY, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Digital Ally, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stanton E. Ross, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stanton E. Ross
Stanton E. Ross
Chief Executive Officer
May 17, 2021

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Digital Ally, Inc. and will be retained by Digital Ally, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.